SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): March 31, 1997



                            Zomax Optical Media, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


        0-28426                                         41-1833089
(Commission File Number)                (I.R.S. Employer Identification Number)


                                5353 Nathan Lane
                            Plymouth, Minnesota 55442
               (Address of Principal Executive Offices) (Zip Code)


                                  612-553-9300
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated March 31, 1997 as set forth below:

Item 7.  Financial Statements, Pro Forma Information and Exhibits.

         (a)      Financial statements of business acquired.

                  Audited financial statements of Benchmark Media Services, Inc. for the two years ended March 31, 1996 and April 2, 1995 are filed as part of this report:


                  Independent Auditors' Report dated May 9, 1996

                  Balance Sheets as of March 31, 1996 and April 2, 1995

                  Statements of Operations for Years Ended
                  March 31, 1996 and April 2, 1995

                  Statements of Stockholders' Equity as of March 31, 1996 and April 2, 1995

                  Statements of Cash Flows for Years Ended
                  March 31, 1996 and April 2, 1995

                  Notes to Financial Statements

                  Unaudited financial statements of Benchmark Media Services, Inc. for the nine months ended December 29, 1996 and December 31, 1995

                  Balance Sheets as of December 29, 1996 and
                  December 31, 1995

                  Statements of Operations for the Nine Months
                  Ended December 29, 1996 and December 31, 1995

                  Statements of Cash Flows for the Nine Months
                  Ended December 29, 1996 and December 31, 1995

                  Notes to Unaudited Financial Statements


         (b)      Pro forma Unaudited Consolidated financial information.

                  Pro Forma Unaudited Consolidated Balance Sheet as of December 27, 1996

                  Pro Forma Unaudited Consolidated Statement of
                  Operations for the Year ended December 27, 1996

                  Notes to Pro Forma Unaudited Consolidated
                  Financial Information


         (c)      Exhibits.

                  The  following  Exhibits  are  included  in this  report:  See
                  "Exhibit  Index  to  Form  8-K"   immediately   following  the
                  signature page of this report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 14, 1997
                                     ZOMAX OPTICAL MEDIA, INC.



                                  By /s/ James E. Flaherty
                                     James E. Flaherty, Chief Financial Officer
                                                        and Secretary

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            EXHIBIT INDEX TO FORM 8-K



Date of Report:                                         Commission File No.:
March 31, 1997                                                0-28426



                            ZOMAX OPTICAL MEDIA, INC.


Exhibit

2.1* Stock Purchase Agreement dated March 31, 1997 by and among Zomax Optical Media, Inc. and Jesse Aweida. Upon the request of the Commission, the Company agrees to furnish a copy of the exhibits and schedules to the Stock Purchase Agreement.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Lund Kohler Cox & Company, PLLP




*  Previously filed.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Benchmark Media Services, Inc.:

We have audited the accompanying balance sheet of Benchmark Media Services, Inc. as of March 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Benchmark Media Services, Inc. as of March 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        /s/ LUND KOEHLER COX & COMPANY, PLLP



Minneapolis, Minnesota
May 9, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Benchmark Media Services, Inc.

We have audited the accompanying balance sheet of Benchmark Media Services, Inc. (a Colorado corporation) as of April 2, 1995, and the related statement of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Benchmark Media Services, Inc. as of April 2, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                      /s/ Arthur Andersen LLP


Minneapolis, Minnesota
May 10, 1995

                         BENCHMARK MEDIA SERVICES, INC.
                                 BALANCE SHEETS


                                                                                                March 31,            April 2,
                                                                                                  1996                 1995
                                                                                           -------------------  -------------------
                                                              ASSETS
Current assets:
  Cash                                                                                     $          193,881   $           50,000
  Accounts receivable, net of allowance for doubtful accounts of
      $66,000 and $224,000                                                                          1,767,330            1,827,182
  Inventories                                                                                         346,017              546,446
  Prepaid expenses                                                                                     98,809              154,062
                                                                                              ---------------      ---------------
     Total current assets                                                                           2,406,037            2,577,690
                                                                                           -------------------  ------------------

Property and equipment, at cost:
  Production and computer equipment                                                                 4,138,962            2,366,123
  Furniture and fixtures                                                                              260,715              182,693
  Leasehold improvements                                                                              190,860              120,837
  Less: accumulated depreciation and amortization                                                  (1,453,865)          (1,018,660)
                                                                                               ---------------      ---------------
     Total property and equipment, net                                                              3,136,672            1,650,993
                                                                                           -------------------  -------------------
Other assets                                                                                           96,767               96,717
                                                                                           -------------------  -------------------
                                                                                           $        5,639,476   $        4,325,400
                                                                                           ===================  ===================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Revolving note payable                                                                   $        1,178,552   $          886,469
  Current maturities of long-term debt                                                                302,322              477,624
  Accounts payable                                                                                  1,289,963            1,703,173
  Accrued liabilities                                                                                 485,142              424,227
                                                                                               ---------------      ---------------
     Total current liabilities                                                                      3,255,979            3,491,493
Long-term debt, less current maturities                                                               386,214              343,061
Notes payable - stockholder                                                                         1,000,000              355,000
                                                                                           -------------------  -------------------
     Total liabilities                                                                              4,642,193            4,189,554
                                                                                           -------------------  -------------------

Stockholders' equity:
  Series A convertible preferred stock, 720,000 shares authorized,
     720,000 shares issued and outstanding                                                            720,000              720,000
  Series B convertible preferred stock, 1,700,000 shares authorized,
     1,630,250 shares issued and outstanding                                                          652,100              652,100
  Common stock, $.001 par value, 8,000,000 shares authorized,
     4,926,612 and 1,405,250 shares issued and outstanding                                              4,926                1,405
  Paid-in capital                                                                                   1,680,337              165,245
  Accumulated deficit                                                                              (2,058,580)          (1,401,404)
  Less:  Treasury stock at cost, 150,000 common shares                                                 (1,500)              (1,500)
                                                                                               ---------------      ---------------
     Total stockholders' equity                                                                       997,283              135,846
                                                                                           -------------------  -------------------
                                                                                           $        5,639,476   $        4,325,400
                                                                                           ===================  ===================
                 See accompanying notes to financial statements.


                         BENCHMARK MEDIA SERVICES, INC.
                            STATEMENTS OF OPERATIONS



                                                                          March 31,                           April 2,
                                                                             1996                               1995
                                                               ---------------------------------  ---------------------------------
                                                                                     Percent                             Percent
                                                                                  --------------                       ------------

Sales                                                          $       12,477,741           100.0 $       13,809,004           100.0

Cost of sales                                                          10,444,386            83.7         10,469,676            75.8
                                                               -------------------  ------------  -------------------  ------------

     Gross profit                                                       2,033,355            16.3          3,339,328            24.2
                                                               -------------------  ------------  -------------------  ------------

Operating expenses:
  General and administrative                                            1,927,319            15.4          2,006,325            14.5
  Selling                                                                 476,841             3.9            450,956             3.3
                                                               -------------------  ------------  -------------------  ------------

     Total operating expenses                                           2,404,160            19.3          2,457,281            17.8
                                                               -------------------  ------------  -------------------  ------------

Income (loss) from operations                                            (370,805)           (3.0)           882,047             6.4

Interest expense, net                                                     270,678             2.2            276,955             2.0
                                                               -------------------  ------------  -------------------  ------------

Income (loss) before income taxes                                        (641,483)           (5.2)           605,092             4.4

Income taxes                                                               15,693             0.1             18,000             0.1
                                                               -------------------  ------------  -------------------  ------------

Net income (loss)                                              $         (657,176)           (5.3)$          587,092             4.3
                                                               ===================  ============  ===================  ============

                       See accompanying notes to financial statements.


                        BENCHMARK MEDIA SERVICES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                          Series A Convertible    Series B Convertible
                                                             Preferred Stock        Preferred Stock              Common Stock
                                                    --------------------------------------------------------------------------------
                                                        Shares      Amount         Shares       Amount         Shares       Amount
                                                    ----------   -----------    -----------  -----------   -----------   ----------
April 3, 1994                                          720,000   $   720,000          --     $         0       629,000   $       629

Exercise of warrant to purchase shares
 of common stock at $.20 per share                        --            --            --            --         776,250           776

Conversion of subordinated notes
 payable to stockholder to preferred stock                --            --       1,630,250       652,100          --            --

  Net income                                              --            --            --            --            --            --
                                                   -----------   -----------   -----------   -----------   -----------   -----------

April 2, 1995                                          720,000   $   720,000     1,630,250   $   652,100     1,405,250   $     1,405

Transfer of CD-ROM  production
equipment with a fair market value of $1,518,613
 as consideration for:
  Purchase of common stock at $.45 per share              --            --            --            --       2,801,362         2,801
  Exercise of warrant to purchase common
   stock at $.40 per share                                --            --            --            --         570,000           570
  Exercise of warrant to purchase common
   stock at $.20 per share                                --            --            --            --         150,000           150

Net loss                                                  --            --            --            --            --            --
                                                   -----------   -----------   -----------   -----------   -----------   ----------
March 31, 1996                                         720,000   $   720,000     1,630,250   $   652,100     4,926,612   $     4,926
                                                   ===========   ===========   ===========   ===========   ===========   ===========


                                                     Paid-in      Accumulated    Treasury
                                                     Capital       Deficit         Stock
                                                   -----------------------------------------
April 3, 1994                                      $    10,771   $(1,988,496)   $    (1,500)

Exercise of warrant to purchase shares
 of common stock at $.20 per share                     154,474          --             --

Conversion of subordinated notes
 payable to stockholder to preferred stock                --            --             --

  Net income                                              --         587,092           --
                                                   -----------   -----------    -----------

April 2, 1995                                      $   165,245   $(1,401,404)   $    (1,500)

Transfer of CD-ROM  production
equipment with a fair market value of $1,518,613
 as consideration for:
  Purchase of common stock at $.45 per share         1,257,812          --             --
  Exercise of warrant to purchase common
   stock at $.40 per share                             227,430          --             --
  Exercise of warrant to purchase common
   stock at $.20 per share                              29,850          --             --

Net loss                                                  --        (657,176)          --
                                                   -----------   -----------    -----------
March 31, 1996                                     $ 1,680,337   $(2,058,580)   $    (1,500)
                                                   ===========   ===========    ===========

See accompanying notes to financial statements.

                         BENCHMARK MEDIA SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                March 31,            April 2,
                                                                                                  1996                 1995
                                                                                           -------------------  -------------------
Cash flows from operating activities:
  Net income (loss)                                                                        $         (657,176)  $          587,092
  Adjustments to reconcile net income (loss) to cash flows from operating activities -
    Depreciation and amortization                                                                     449,409              395,247
    Loss (gain) on sale of property and equipment                                                       1,755                 (936)
   Changes in operating assets and liabilities -
    Accounts receivable, net                                                                           59,852             (351,035)
    Inventories                                                                                       200,430              121,241
    Prepaid expenses and other assets                                                                  55,203             (114,434)
    Accounts payable                                                                                 (413,210)            (313,465)
    Accrued liabilities                                                                                60,915              (43,433)
                                                                                           -------------------  -------------------
     Cash flows from operating activities                                                            (242,822)             280,277
                                                                                           -------------------  -------------------
Cash flows from investing activities:
  Purchases of property and equipment                                                                (314,244)             (86,136)
  Proceeds from sale of property and equipment                                                          7,518                4,401
                                                                                           -------------------  -------------------
     Cash flows from investing activities                                                            (306,726)             (81,735)
                                                                                           -------------------  -------------------
Cash flows from financing activities:
  Net advances (repayments) under revolving note payable                                              292,084             (178,561)
  Borrowings under long-term debt                                                                     102,718              585,000
  Payments of long-term debt and capital lease obligations                                           (346,373)            (852,481)
  Borrowings under notes payable to stockholder                                                       645,000              355,000
  Payments of notes payable to stockholders                                                                 0             (215,250)
  Proceeds from exercise of warrants and options                                                            0              155,250
                                                                                           -------------------  -------------------
     Cash flows from financing activities                                                             693,429             (151,042)
                                                                                           -------------------  -------------------
Increase in cash                                                                                      143,881               47,500

Cash, beginning                                                                                        50,000                2,500
                                                                                           -------------------  -------------------
Cash, ending                                                                               $          193,881   $           50,000
                                                                                           ===================  ===================
Supplemental disclosure of cash flows information:
  Cash paid for interest                                                                   $          296,076   $          284,000
                                                                                           ===================  ===================
  Cash paid for income taxes                                                               $           15,557   $           16,439
                                                                                           ===================  ===================
Supplemental disclosure of noncash activities:
  Purchases of equipment under capital lease obligations                                   $          111,605   $          125,472
                                                                                           ===================  ===================
  Conversion of subordinated notes payable to stockholder to preferred
   stock                                                                                   $               0    $          652,100
                                                                                           ===================  ===================
  Common stock issued for equipment                                                        $        1,518,613   $                0
                                                                                           ===================  ===================
                 See accompanying notes to financial statements.


                         BENCHMARK MEDIA SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        MARCH 31, 1996 AND APRIL 2, 1995


(1)  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business - Benchmark Media Services Inc. (formerly known as Braun Media Services, Inc.) (the Company) was incorporated in June 1990 to engage in the duplication and custom packaging of computer software. During fiscal year 1996, the Company expanded the scope of its business to include replication of Compact Discs (including CD-ROM and audio CD's), full-service screen printing and jewel case packaging.

Fiscal year - The Company has a fiscal year ending on the closest Sunday to March 31. Both fiscal years 1995 and 1996 were 52 week periods.

Management's use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition - Revenues are recognized upon shipment of the product. A significant portion of the Company's customer base is highly dependent on the computer software industry.

Income taxes - The Company accounts for income taxes under the liability method. Deferred income taxes are recognized at currently enacted income tax rates to reflect the tax effect of temporary differences between the financial reporting and tax bases of assets and liabilities.

Inventories - Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market, and consisted of the following:


                                                     March 31,               April 2,
                                                        1996                   1995
                                              -- ------------------  -- ------------------
Raw materials                                 $             324,051  $             487,582

Work in progress                                             21,966                 58,864

                                              -- ------------------  -- ------------------
     Total                                    $             346,017  $             546,446

                                              -- ------------------  -- ------------------


Depreciation - Property and equipment are recorded at cost and are being depreciated over their estimated useful lives of three to ten years using the straight-line method for book purposes and accelerated methods of depreciation for tax purposes. Total property and equipment under capital leases was $435,000 and $602,000 at March 31, 1996 and April 2, 1995.

Long-lived assets - During fiscal 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (Statement No. 121). Statement No. 121 establishes accounting standards for the recognition and measurement of impairment of long-lived assets, certain identifiable intangibles and goodwill either to be held or disposed. The adoption of Statement No. 121 did not have a material impact on the Company's financial position or results of operations.

                         BENCHMARK MEDIA SERVICES, INC.
                    NOTES TO FINANCIAL STATEMENTS - continued
                        MARCH 31, 1996 AND APRIL 2, 1995


(2)  NOTES PAYABLE

Revolving note - In October 1994, the Company entered into a loan and security agreement (the Agreement) with a financial institution which expires in October 1997. The Agreement provides up to $3,000,000 in maximum credit, including a revolving note, term note and letter-of-credit accommodations. Borrowings under the revolving note were $1,178,552 and $886,469 as of March 31, 1996 and April 2, 1995, bear interest at prime plus 2.25% as of March 31, 1996 and were collateralized by accounts receivable, inventory and equipment. The interest rate may be reduced to prime plus 1.75% upon attaining certain levels of net worth, as defined.

The Agreement includes covenants which, among other matters, require the Company to maintain certain levels of net worth and restrict prepayment of subordinated indebtedness. As of March 31, 1996, the Company was in compliance with all of the financial covenants under the Agreement.

Subordinated notes payable to stockholder - The Company has entered into notes payable to its majority stockholder. These notes bear interest at the annual rate of 9.5%, payable monthly, and are due 366 days following demand. The notes are collateralized by a secondary security interest in substantially all tangible assets and are subordinated to other Company debt.

Long-term debt - Long-term debt consisted of the following:

                                                                       March 31,              April 2,
                                                                          1996                  1995
                                                                --- ---------------- --- ------------------
Note payable to financial  institution,
interest at prime plus 2.25%,  interest
payable monthly, collateralized by certain equipment
                                                                $            302,917 $              417,500

Note payable to bank, interest at 10.75%, interest payable monthly, collateralized by certain equipment

                                                                              68,853                 85,000
Note payable to bank, interest at 10.5%, interest
payable monthly, collateralized by certain equipment
                                                                              57,484                      0
Note payable to vendor, interest at 0%, collateralized
by certain equipment
                                                                              17,277                      0

Capital  lease  obligations,  interest  ranging
9.4% to 21.8%, principal and interest payable monthly through January 2000, collateralized by certain equipment

                                                                             242,005                318,185
                                                                --- ---------------- --- ------------------
     Total                                                                   688,536                820,685

     Less: current maturities                                               (302,322)              (477,624)
                                                                --- ---------------- --- ------------------
     Long-term debt, net                                        $            386,214   $            343,061
                                                                --- ---------------- --- ------------------

                         BENCHMARK MEDIA SERVICES, INC.
                    NOTES TO FINANCIAL STATEMENTS - continued
                        MARCH 31, 1996 AND APRIL 2, 1995


Future maturities of long-term debt are as follows for the fiscal years ending March 31:

1997                                                  $           302,322
1998                                                              288,779

1999                                                               71,121

2000                                                               26,314
                                                      -- ----------------
                                                      $           688,536

                                                      -- ----------------


(3)  STOCKHOLDERS' EQUITY:

Preferred stock - In September 1994, the Articles of Incorporation of the Company were amended to, among other matters, increase the authorized number of preferred shares to 4,000,000 shares, establish the Series B preferred stock, and eliminate the redemption provisions for preferred stock. In conjunction with the amendment, $652,100 of subordinated notes payable to a stockholder were converted into 1,630,250 shares of the newly established Series B preferred stock.

Each share of Series A and Series B preferred stock is convertible at the option of the holder at any time into one share of common stock, subject to certain adjustments. In the event of a qualified public offering, Series A preferred stock will be converted to common stock of the Company. Each preferred stockholder is entitled to the number of votes as if the preferred stock were converted into common stock.

The holders of Series B preferred stock are entitled to receive, at the discretion of the board of directors, an 8% noncumulative dividend. Additional dividends declared are shared ratably by holders of the Series A preferred stock, Series B preferred stock and common stock. No dividends have been declared since inception of the Company. Upon liquidation, dissolution or winding up of the Company, preferred stockholders have preference over holders of common stock.

Common stock / CD-ROM equipment - During fiscal 1996, the Company entered into a lease with its majority stockholder for the use of a CD-ROM replication system and injection molding machines (the equipment) having a cost of approximately $1.6 million. The Company operated the equipment under terms of the lease until March 27, 1996, at which time the stockholder contributed the equipment to the Company as consideration for the purchase of approximately 2.8 million shares of common stock at $.45 per share and 720,000 shares of common stock at $.20 to $.40 per share from the exercise of outstanding stock purchase warrants. The fair market value of the equipment was approximately $1.5 million at the date of exchange.

                         BENCHMARK MEDIA SERVICES, INC.
                    NOTES TO FINANCIAL STATEMENTS - continued
                        MARCH 31, 1996 AND APRIL 2, 1995


Stock warrants - The Company has issued warrants to purchase common stock to certain stockholders as consideration for subordinated loans made to the Company by these stockholders. Common stock warrant transactions during fiscal 1995 and 1996 were as follows:



                                                                           Price Per
                                                       Shares                Share
                                              -- ------------------ -- ------------------
Outstanding at April 3, 1994                              1,220,300           $.20 - $.40

  Granted                                                   443,750                  $.20

  Exercised                                                (776,250)                 $.20

                                              -- ------------------ -- ------------------
Outstanding at April 2, 1995                                887,800           $.20 - $.40

  Granted                                                         0

  Exercised                                                (720,000)          $.20 - $.40
                                              -- ------------------ -- ------------------
Outstanding at March 31, 1996                               167,800           $.20 - $.40

                                              -- ------------------ -- ------------------


All remaining warrants expire at various dates through October 1999.

Stock options - The Company has a stock option plan whereby certain eligible employees, as defined, may be granted options to purchase the Company's common stock at the discretion of the board of directors. The Company has reserved 700,000 shares of common stock for issuance related to the stock option plan. In general, options vest over a period ranging from three to four years and expire six years from the date of grant.

Stock option transactions during fiscal 1995 and 1996 were as follows:


                                                                           Price Per
                                                       Shares                Share
                                              -- ------------------ -- ------------------
Outstanding at April 3, 1994                                301,000           $.10 - $.20
  Granted                                                   296,000                  $.20
  Canceled                                                  (76,000)                 $.20
                                              -- ------------------ -- ------------------
Outstanding at April 2, 1995                                521,000           $.10 - $.20
  Granted                                                   300,000           $.20 - $.45
  Canceled                                                 (442,000)          $.20 - $.40
                                              -- ------------------ -- ------------------
Outstanding at March 31, 1996                               379,000           $.10 - $.45
                                              -- ------------------ -- ------------------


At March 31, 1996, 136,420 options were exercisable. All options expire at various dates through March 2002.

                         BENCHMARK MEDIA SERVICES, INC.
                    NOTES TO FINANCIAL STATEMENTS - continued
                        MARCH 31, 1996 AND APRIL 2, 1995

(4)  INCOME TAXES

The provision for income taxes consists of the following components for the years ended:

                                                     March 31,              April 2,
                                                        1996                  1995
                                              -- ------------------ -- ------------------
Current:
  Federal                                     $                   0 $                   0
  State                                                      15,693                18,000
Deferred                                                          0                     0
                                              -- ------------------ -- ------------------
  Total provision                             $              15,693 $              18,000
                                              -- ------------------ -- ------------------

A reconciliation from the federal statutory rate to the Company's effective income tax rate is as follows for the years ended:

                                                     March 31,              April 2,
                                                        1996                  1995
                                              -- ------------------ -- ------------------
Federal statutory rate                                          34%                   34%

State income taxes, net of federal
income tax benefit
                                                                  3                     3
Change in valuation allowance                                   (34)                  (34)
                                              -- ------------------ -- ------------------
                                                                 3%                    3%
                                              -- ------------------ -- ------------------

The tax effects of temporary differences giving rise to the deferred items are as follows for the years ended:

                                                       March 31,              April 2,
                                                          1996                  1995
                                              ---- ------------------ --  -----------------
Excess depreciation                           $             (216,000) $           (142,000)

Allowance for doubtful accounts                                25,000                85,000
Net operating loss carryforwards                              814,000               527,000
Other                                                         138,000                44,000
                                              ---- ------------------ --  -----------------
                                                              761,000               514,000

Valuation allowance                                         (761,000)             (514,000)
                                              ---- ------------------ --  -----------------
     Deferred taxes                           $                     0 $                   0
                                              ---- ------------------ --  -----------------

At March 31, 1996, the Company had tax net operating loss carryforwards of approximately $2.1 million. These carryforwards will expire in varying amounts through 2011. Valuation allowances have been established for the full amount of deferred tax assets.

                         BENCHMARK MEDIA SERVICES, INC.
                    NOTES TO FINANCIAL STATEMENTS - continued
                        MARCH 31, 1996 AND APRIL 2, 1995


(5)  SIGNIFICANT CUSTOMERS

The Company has three major customers which accounted for 26%, 16% and 14% of net sales during fiscal 1996 and had accounts receivable balances of $534,000, $678,000 and $105,000 at March 31, 1996. The Company had three major customers which accounted for 21%, 18% and 14% of net sales during fiscal 1995 and had accounts receivable balances of $492,000, $284,000 and $339,000 at April 2, 1995. No other customer accounted for more than 10% of total sales during fiscal 1996 and 1995.

(6)  COMMITMENTS AND CONTINGENCIES

Operating leases - The Company is party to a number of noncancelable lease agreements, which expire on various dates through 1999. Rent expense reflected in the accompanying statements of operations for such leases was $834,000 in fiscal 1996 and $646,000 in fiscal 1995.

Future minimum payments under operating leases with an initial noncancelable term in excess of one year at March 31, 1996 were as follows:


1997                                                  $           834,125
1998                                                              844,890

1999                                                              359,505

2000                                                              369,390
                                                      -- ----------------
   Total                                              $         2,407,910
                                                      -- ----------------

                         Benchmark Media Services, Inc.
                                 Balance Sheets
                                   (Unaudited)



                          ASSETS                              December 29, 1996 December 31, 1995
                                                                 -----------    -----------

CURRENT ASSETS:

  Cash                                                           $     1,800    $     2,641

  Accounts receivable, net of allowance
  for doubtful accounts of $82,015 and
  $142,530                                                         2,522,022      2,141,399

  Inventories                                                        205,358        460,138

  Prepaid expenses                                                    86,375        113,947
                                                                 -----------    -----------
         Total current assets                                      2,815,555      2,718,125


PROPERTY AND EQUIPMENT, net of
  accumulated depreciation of                                      2,622,373      1,685,518
  $1,992,227 and $1,342,553

OTHER ASSETS, net                                                     83,377        105,057
                                                                 -----------    -----------
                                                                 $ 5,521,305    $ 4,508,700
                                                                 ===========    ===========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

  Revolving note payable                                         $ 1,048,718    $ 1,171,836

  Current maturities of long-term debt                               414,953        314,373

  Accounts payable                                                 1,234,515      1,773,982

  Accrued liabilities                                                671,320        384,510
                                                                 -----------    -----------
         Total current liabilities                                 3,369,506      3,644,701

Long-term debt, less current maturities                            1,531,420      1,426,087

SHAREHOLDERS' EQUITY (DEFICIT)
  Series A preferred stock                                           720,000        720,000
  Series B preferred stock                                           652,100        652,100
  Common stock                                                         4,948          1,405
  Paid-in capital                                                  1,684,648        165,245
  Accumulated Deficit                                             (2,439,817)    (2,099,338)
  Less: treasury stock at cost                                        (1,500)        (1,500)
                                                                 -----------    -----------
         Total shareholders' equity (deficit)                        620,379       (562,088)
                                                                 -----------    -----------
                                                                 $ 5,521,305    $ 4,508,700
                                                                 ===========    ===========

      The accompanying notes are an integral part of these balance sheets.


                         Benchmark Media Services, Inc.
                            Statements of Operations
                                   (Unaudited)




                        Nine Months Ended    Nine Months Ended
                        December 29, 1996    December 31, 1995



SALES                        $ 7,653,109    $ 9,351,885

COST OF SALES                  6,379,228      7,895,892
                             -----------    -----------

  Gross Profit                 1,273,881      1,455,993

OPERATING EXPENSES:

SELLING GENERAL AND
  ADMINISTRATIVE EXPENSES      1,442,553      1,965,280
                             -----------    -----------

  Income (loss) from
    operations                  (168,672)      (509,287)

INTEREST EXPENSE                (212,565)      (188,648)
                             -----------    -----------

  Loss before taxes             (381,237)      (697,935)

PROVISION FOR INCOME TAXES             0              0
                             -----------    -----------

NET LOSS                     ($  381,237)   ($  697,935)
                             ===========    ===========


        The accompanying notes are an integral part of these statements.

                         Benchmark Media Services, Inc.
                            Statements of Cash Flows
                                   (Unaudited)



                                                        Nine Months        Nine Months
                                                            Ended             Ended
                                                        Dec. 29, 1996     Dec. 31, 1995
                                                        -------------     -------------


Operating Activities:
  Net loss                                               $(381,237)         $(697,935)
Adjustments to reconcile net income to net
  cash from operating activities--
         Depreciation and amortization                     552,440            319,017
         Changes in operating assets and liabilities:
           Trade accounts receivable                      (754,692)          (314,217)
           Inventories                                     140,659             86,309
           Prepaid expenses                                 12,434             40,115
           Accounts payable                                (51,137)            70,808
           Accrued expenses                                186,178            (39,717)
                                                         ---------          ---------
                  Net cash provided by (used in)
                  operating activities                    (295,355)          (535,620)
                                                         ---------          ---------

Investing Activities:
  Purchase of property and equipment                       (24,751)          (361,882)
                                                         ---------          ---------

Financing Activities:
  Stock option exercise                                         22               --
  Proceeds from notes payable                              500,000            645,000
  Repayment of notes payable                              (242,163)           (80,224)
  Bank borrowings                                         (129,834)           285,367
                                                         ---------          ---------
                  Net cash provided by
                  investing activities                     128,025            850,143
                                                         ---------          ---------

                  Net decrease in cash                    (192,081)           (47,359)

Cash and Cash Equivalents:
  Beginning period                                         193,881             50,000
                                                         ---------          ---------

  End of period                                          $   1,800          $   2,641
                                                         =========          =========


        The accompanying notes are an integral part of these statements.


Benchmark Media Service, Inc.
Notes to the Unaudited Financial Statements
December 29, 1996 and December 31, 1995

1.       Basis of Presentation

     The accompanying interim financial statements of the Company are unaudited; however, in the opinion of management, all adjustments necessary for a fair presentation (consisting of only normal recurring adjustments) have been reflected in the interim periods presented. Due principally to the seasonal nature of some of the Company's business, results may not be indicative of results for a full year.

2.       Notes Payable

     In October 1996, the Company revised the loan and security agreement entered into in October 1994 with its current financial institution which expires in October 1997. The agreement increased the existing term loan by $500,000, but kept the maximum credit of $3,000,000 unchanged by reducing the amount available on the revolving note.

3.       Significant Customers

     The company's three major customers which accounted for 34%, 27% and 10% of net sales during the nine months ended December 29, 1996, had accounts receivable balances of $1,277,000, $353,000 and $206,000 at December 29, 1996.

4.       Subsequent Event

     On March 31, 1997, Zomax Optical Media, Inc. acquired all outstanding shares of Benchmark Media Services, Inc.

                            Zomax Optical Media, Inc.
            Pro Forma Unaudited Consolidated Statement of Operations


                                ZOMAX
                               For the            BENCHMARK
                              Year Ended           For the
                           December 27, 1996      Year Ended      Pro Forma         Pro Forma
                             Pro Forma (4)   December 29, 1996(5) Adjustments      As Adjusted
                            ------------         ---------------  -----------        -------



SALES                          $ 18,547,796    $ 10,778,965         (68,484)(6)   $ 29,258,277

COST OF SALES                    13,270,046       8,932,722         (68,484)(6)     22,134,284
                               ------------    ------------    ------------       ------------

  Gross Profit                    5,277,750       1,846,243               0          7,123,993

SELLING GENERAL AND
  ADMINISTRATIVE EXPENSES         3,050,980       1,892,126          23,282(7)       4,966,388
                               ------------    ------------    ------------       ------------

  Operating Income                2,226,770         (45,883)        (23,282)         2,157,605

INTEREST EXPENSE                   (357,166)       (294,595)              0(9)        (651,761)

INTEREST INCOME                     284,624               0               0            284,624
                               ------------    ------------    ------------       ------------

  Income (loss) before taxes      2,154,228        (340,478)        (23,282)         1,790,468

PROVISION FOR INCOME TAXES          863,000               0        (136,000)(8)        727,000
                               ------------    ------------    ------------       ------------

NET INCOME (LOSS)              $  1,291,228    ($   340,478)   $    112,718       $  1,063,468
                               ============    ============    ============       ============

EARNINGS PER SHARE            $       0.34                                        $       0.28
                               ============                                       ============

WEIGHTED AVERAGE NUMBER          3,799,077                                           3,799,077
OF SHARES OUTSTANDING          ============                                       ============



                            Zomax Optical Media, Inc.
                 Pro Forma Unaudited Consolidated Balance Sheet


               ASSETS

                                        Zomax           Benchmark           Pro Forma          Pro Forma
                                  December 27, 1996  December 29, 1996     Adjustments          Adjusted
                                  -----------------  -----------------     -----------          -------
CURRENT ASSETS:
  Cash and cash equivalents            $  6,914,899   $      1,800                  0       $  6,916,699

  Accounts receivable, net                3,944,929      2,522,022            (23,084)(1)      6,443,867

  Inventories, net                        1,262,665        205,358                  0          1,468,023

  Prepaid expenses                          110,443         86,375            (12,049)(2)        184,769
                                  -----------------  -----------------     -----------          -------
         Total current assets            12,232,936      2,815,555            (35,133)        15,013,358

PROPERTY AND EQUIPMENT, net               7,574,501      2,622,373             (8,898)(2)     10,187,976

RESTRICTED CASH                             135,249              0                  0            135,249

GOODWILL, net                                     0              0            232,818(3)         232,818

OTHER ASSETS, net                            12,167         83,377                  0             95,544
                                  -----------------  -----------------     -----------          -------
                                       $ 19,954,853   $  5,521,305       $    188,787       $ 25,664,945
                                  =================  ===============       ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

  Current portion of notes payable     $  1,508,607   $  1,463,671                  0          2,972,278

  Accounts payable                        1,590,088      1,234,515            (23,084)(1)      2,801,519

  Accrued expenses                        1,510,049        671,320            218,250(2)       2,399,619

  Income taxes payable                      513,819              0           (136,000)(8)        377,819
                                 -----------------  -----------------     -----------          ---------

         Total current liabilities        5,122,563      3,369,506             59,166          8,551,235

  NOTES PAYABLE, net of current           1,714,374      1,531,420            750,000(3)       3,995,794
                 portion

SHAREHOLDERS' EQUITY
  Series A preferred stock                        0        720,000           (720,000)(3)              0
  Series B preferred stock                        0        652,100           (652,100)(3)              0
  Common stock                           12,133,585          4,948             (4,948)(3)     12,133,585
  Paid-in capital                                 0      1,684,648         (1,684,648)(3)              0
  Retained earnings (deficit)               984,331     (2,439,817)         2,439,817 (3)        984,331
  Less: treasury stock at cost                    0         (1,500)             1,500 (3)              0
                                  -----------------  -----------------     -----------          ---------
         Total shareholders' equity      13,117,916        620,379           (620,379)        13,117,916
                                  -----------------  -----------------     -----------          ---------
                                       $ 19,954,853   $  5,521,305            188,787       $ 25,664,945
                                  =================  =================     ===========          =========


         Notes to Proforma Unaudited Consolidated Financial Information


(1) Reflects the effects of eliminating the accounts receivable and accounts payable balances between the two companies.

(2) Reflects Benchmark's severance costs, duplicate plant closing costs, and other costs incident to the acquisition.

(3)  Reflects  the effects of the  acquisition  of Benchmark  for  consideration
     estimated  at  $750,000.   The  ultimate   purchase  price  of  Benchmark's
     outstanding common stock will be based on its revenues during 1997.

(4) For comparative purposes, the results of Zomax Optical Media Limited Partnership and Zomax Optical Media, inc. have been combined to present a full year in accordance with Regulation S-X Rule 11-02.

(5) For comparative purposes, the results of operations of Benchmark for the twelve months ending December 29, 1996 represent a combined period covering two fiscal years.

(6)  Reflects the elimination of inter-company sales.

(7) Reflects twelve months of amortization of goodwill incurred due to the acquisition. Goodwill is amortized over ten years.

(8)  Reflects  the   reduction  of  the  provision  for  income  taxes  for  the utilization of Benchmark's net loss.

(9) The purchase agreement does not specify an interest rate implicit on this note. The effect of imputing interest expense on this note is immaterial to the pro forma results.